                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K



              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




         Date of Report (Date of earliest event reported): May 25, 2000




                          Commission file number 1-5064



                                  Jostens, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)





Minnesota                                         41-0343440
------------------------------------------------  ------------------------------
(State or other jurisdiction                      (I.R.S. Employer
of incorporation or organization)                 Identification number)


5501 Norman Center Drive, Minneapolis, Minnesota  55437
------------------------------------------------  ------------------------------
(Address of principal executive offices)          (Zip code)





Registrant's telephone number, including area code: (952) 830-3300

Item 1.  Change in Control of Registrant

         On December 27, 1999, Jostens, Inc. entered into a merger agreement with Saturn Acquisition Corporation, an entity organized for the sole purpose of effecting a merger on behalf of certain affiliates of Investcorp S.A. and other investors. On May 10, 2000, Saturn Acquisition Corporation merged with and into Jostens, with Jostens as the surviving corporation. As a result of the transaction, and pursuant to the merger agreement, affiliates of Investcorp and the other investors acquired approximately 92% of the post-merger common stock of Jostens. The remaining 8% of the common stock was retained by existing shareholders and five members of Jostens senior management. As a result of the merger, Jostens shares will be de-listed from the New York Stock Exchange.

         The merger was approved by a majority of Jostens' shareholders at a special meeting held on May 9, 2000. Each share not retained by existing shareholders, including the five members of Jostens senior management, was converted into $25.25 in cash, representing in the aggregate, cash payments of approximately $823.1 million. Holders of outstanding stock options of Jostens converted their options into cash at $25.25 per underlying share (less applicable exercise price) with aggregate payments of approximately $9.7 million.

         In connection with the transaction, affiliates of Investcorp and the other investors made cash common equity contributions of $208.7 million to Saturn Acquisition Corporation, and Jostens obtained gross proceeds of $215.9 million through the issuance of 225,000 Units consisting of 12 3/4% Senior Subordinated Notes due 2010 and warrants to purchase 425,060 shares of Jostens common stock and $60.0 million through the issuance of 14.0% Preferred Stock that is mandatorily redeemable in 2011 and warrants to purchase 531,325 shares of Jostens common stock. In connection with the merger, Jostens also entered into a new $645.0 million secured credit facility with Deutsche Bank Securities, Inc., Chase Securities Inc., and Goldman Sachs Credit Partners L.P. as co-lead arrangers, Bankers Trust Company as syndication agent, The Chase Manhattan Bank as administration agent and Goldman Sachs Credit Partners L.P. as documentation agent.

Item 7.  Financial Statements and Exhibits

         (a)     Not Applicable

         (b)     Pro Forma Financial Information



                                  JOSTENS, INC.
         UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

         The following unaudited pro forma condensed consolidated financial statements have been derived by the application of pro forma adjustments to our historical consolidated financial statements.

         The unaudited pro forma condensed consolidated statements of operations for the periods presented give effect to the recapitalization as if it had occurred on January 2, 1999 and exclude non-recurring items directly attributable to the recapitalization. The unaudited pro forma condensed consolidated balance sheet gives effect to the recapitalization as if it had occurred on April 1, 2000. The adjustments are described in the accompanying notes.

         The unaudited pro forma adjustments are based upon available information and certain assumptions that Jostens believes are reasonable. The unaudited pro forma condensed consolidated statements of operations do not purport to present what Jostens' results of operations would actually have been had the recapitalization occurred on January 2, 1999, or to project Jostens' results of operations for any future period. The unaudited pro forma condensed consolidated balance sheet data does not purport to present what Jostens' financial position actually would have been had the recapitalization occurred on April 1, 2000, or to project Jostens' financial position at any future date. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical consolidated financial statements and notes thereto filed with the Securities and Exchange Commission. The pro forma adjustments were applied to the historical consolidated financial statements to reflect and account for the merger as a recapitalization. Accordingly, the historical basis of our assets and liabilities have not been impacted by the merger.

                         JOSTENS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                        For the Three Months Ended April 1, 2000
                                                     -----------------------------------------------
                                                                       Pro Forma      Pro Forma
                                                          Historical  Adjustments      (e) (f)
                                                          ----------  -----------     ---------
                                                      (in millions, except share and per-share data)
Net sales                                                   $174.6        $--          $174.6
Cost of products sold                                         66.6         --            66.6
                                                            ------       ------        ------
    Gross profit                                             108.0         --           108.0
Selling and administrative expenses                           87.3          0.4 (a)      87.7
                                                            ------       ------        ------
Operating income                                              20.7         (0.4)         20.3
Net interest expense                                           1.7         19.4 (b)      21.1
                                                            ------       ------        ------
    Income before income taxes                                19.0        (19.8)         (0.8)
Income taxes                                                   7.7         (7.9)(c)      (0.2)
                                                            ------       ------        ------
Net income (loss)                                             11.3        (11.9)         (0.6)
Dividends and accretion on redeemable preferred stock         --            2.7 (d)       2.7
                                                            ------       ------        ------
Net income (loss) attributable to common shareholders       $ 11.3       $(14.6)       $ (3.3)
                                                            ======       ======        ======

Ratio of earnings to combined fixed charges and
    preferred stock dividend                                   9.4x                      (g)

Net income (loss) attributable to common shareholders
    per share:
      Basic                                                  $0.34                     $(0.37)
      Diluted                                                $0.34                     $(0.37)

Weighted average number of common shares used in per
    share computations:
      Basic                                             33,263,000                  8,993,199
      Diluted                                           33,451,000                  8,993,199


      See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated
                            Statements of Operations.

                         JOSTENS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                                                           For the Year Ended January 1, 2000
                                                     -----------------------------------------------
                                                                       Pro Forma      Pro Forma
                                                          Historical  Adjustments      (e) (f)
                                                          ----------  -----------     ---------
                                                      (in millions, except share and per-share data)
Net sales                                                   $782.4     $   --          $782.4
Cost of products sold                                        349.7         --           349.7
                                                            ------     ------          ------
    Gross profit                                             432.7         --           432.7
Selling and administrative expenses                          330.8        1.5  (a)      332.3
Special charge                                                20.2         --            20.2
                                                            ------     ------          ------
Operating income                                              81.7       (1.5)           80.2
Net interest expense                                           7.0       77.5  (b)       84.5
                                                            ------     ------          ------
    Income before income taxes                                74.7      (79.0)           (4.3)
Income taxes                                                  31.5      (31.6) (c)       (0.1)
                                                            ------     ------          ------
Net income (loss)                                             43.2      (47.4)           (4.2)
Dividends and accretion on redeemable preferred stock           --       10.1  (d)       10.1
                                                            ------     ------          ------
Net income (loss) attributable to common shareholders       $ 43.2     $(57.5)         $(14.3)
                                                            ======     ======         ======

Ratio of earnings to combined fixed charges and
    preferred stock dividend                                   8.9x                     (g)

Net income (loss) attributable to common shareholders
    per share:
      Basic                                                  $1.27                     $(1.59)
      Diluted                                                $1.27                     $(1.59)

Weighted average number of common shares used in
    per share computations:
      Basic                                             34,004,000                  8,993,199
      Diluted                                           34,093,000                  8,993,199


      See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated
                            Statements of Operations.

                         JOSTENS, INC. AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (in millions)

                                                                                    Three Months
                                                                                        Ended            Year Ended
                                                                                    April 1, 2000     January 1, 2000
                                                                                    -------------     ---------------
 (a)     Reflects the amortization of prepaid management advisory and consulting services fees that will be paid to Investcorp International Inc. The fees will be amortized over the five-year term of the management consulting agreement.

 (b)     Reflects the following:

         Elimination of historical net interest expense including historical
         amortization of debt issuance costs of retired debt                           $ (1.7)           $ (7.0)

         Interest on borrowings under the $150.0 million revolving credit
         facility at an interest rate of LIBOR plus 3.00% (1) (2)                         0.6               2.5

         Interest on borrowings under the $150.0 million Tranche A term loan at
         an interest rate of LIBOR plus 3.00% (2)                                         3.4              13.6

         Interest on borrowings under the $345.0 million Tranche B term loan at
         an interest rate of LIBOR plus 3.50% (2)                                         8.3              33.1

         Interest on $225.0 million of senior subordinated notes at an interest
         rate of 12.75%                                                                   7.2              28.7

         Amortization of $19.8 million discount on notes over the ten-year term
         of the senior subordinated notes                                                 0.5               2.0

         Amortization of debt issuance costs of $34.7 million associated with
         the financings over the respective terms of the related indebtedness             1.1               4.6

                                                                                        -----             -----
                                                                                        $19.4             $77.5
                                                                                        =====             =====

         (1) Due to the seasonal nature of our business, the borrowings under the revolving credit facility will fluctuate throughout the year.
              Based on an analysis of our historical working capital, interest expense is calculated assuming a $20.0 million outstanding seasonal balance plus a 0.50% fee on the unused portion.

         (2) A 0.125% change in the interest rates on the amount of outstanding indebtedness under the senior credit facility would change the three month and annual pro forma interest expense by $0.2 million and $0.6 million, respectively.

 (c)     Reflects the tax effect of the foregoing adjustments at our effective tax rate of 40%.
                                                                                    Three Months
                                                                                        Ended            Year Ended
                                                                                    April 1, 2000     January 1, 2000
                                                                                    -------------     ---------------
 (d)     Reflects the following:

         Dividends on the redeemable preferred stock calculated based on an
         annual rate of 14.00% and a liquidation value of $60.0 million.                 $2.4             $ 8.8

         Accretion of preferred stock discount of $14.0 million over the
         eleven-year term of the redeemable preferred stock.                              0.3               1.3
                                                                                         ----             -----
                                                                                         $2.7             $10.1
                                                                                         ====             =====

                         JOSTENS, INC. AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (CONTINUED)
                                  (in millions)

                                                                                    Three Months
                                                                                        Ended            Year Ended
                                                                                    April 1, 2000     January 1, 2000
                                                                                    -------------     ---------------
 (e)    The unaudited pro forma financial results exclude the effects of the following items:

        Cost savings related to employee terminations (1)                                $0.9              $7.1
        Elimination of certain unprofitable businesses (2)                                 --               4.0
        Excess rebates related to JDS program (3)                                          --               2.8
        Costs associated with closing the Mexico manufacturing facility (4)                --               2.7
        Excess labor costs associated with our Recognition segment (5)                     --               1.7

        (1)  As part of the business refocusing that we announced in December
             1999, we will eliminate approximately 100 full-time positions from all levels of employment, primarily in corporate staff and executive functions. For the three months ended April 1, 2000 and the year ended January 1, 2000, the cost savings reflect the salary and benefit costs associated with the employees identified for termination, excluding those employees associated with the exiting of our non-core business lines.

        (2) As part of the business refocusing announced in December 1999, we will exit some of our non-core business lines, primarily our college alumni direct marketing business. The 1999 net cash losses associated with these business lines was approximately $4.0 million.

        (3) Due to a change in vendors, we incurred certain operational difficulties in the administration of our JDS program in 1999. In order to maintain favorable customer relationships with our affected customer base, we processed approximately $2.8 million incremental rebates in 1999.

        (4) In connection with the closing of the Mexico manufacturing facility during the first quarter of 1999, we incurred certain non-recurring charges. These charges included, among other things, costs to transfer equipment back to the United States, severance payments, retention bonuses and the write-off of certain assets.
             Additionally, certain employees in our Denton and Mexico manufacturing facilities and their related costs were eliminated when the Mexico facility closed.

        (5) During 1999, we installed a new computer system for our Recognition business. We encountered significant problems when the new system was implemented in March. These system issues necessitated the hiring of significant temporary labor that was required to properly process orders, manufacture goods, and coordinate shipments. By the fourth quarter of 1999, the system inefficiencies were corrected, and the majority of this temporary labor cost has been eliminated.

             These items have been excluded from the pro forma operating results as they do not qualify as pro forma adjustments under Regulation
             S-X promulgated under the Securities Act and constitute forward-looking statements within the meaning of the Private
             Securities Litigation Reform Act of 1996.

 (f) The unaudited pro forma condensed consolidated statements of operations exclude the following non-recurring items that are directly attributable to the merger. All of the following items will be recorded as period costs at the time of the merger.

        (1) $38.0 million of estimated fees and expenses to be incurred by us in connection with the merger.

        (2) $9.7 million compensation expense charge resulting from the cancellation of outstanding stock options in exchange for cash payments in connection with the merger, and related income tax benefit of $3.9 million.

        (3) $1.0 million compensation charge resulting from the accelerated vesting of restricted stock in connection with the merger, and related income tax benefit of $0.4 million.

 (g) For purposes of this calculation "earnings" consist of income before income taxes and fixed charges and "combined fixed charges and preferred stock dividends" consist of interest, amortization of debt issuance costs, the component of rent expense believed by management to be representative of the interest factor thereon and the amount of pre-tax earnings required to cover accretion on preferred stock dividends and accretion of the preferred stock discount. On a pro forma basis for the three months ended April 1, 2000 and year ended January 1, 2000, earnings would have been inadequate to cover combined fixed charges and the preferred stock dividend. The coverage deficiency for such periods would have been $4.8 million and $21.2 million, respectively.


                         JOSTENS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                                                                          As of April 1, 2000
                                                                         --------------------------------------------------------
                                                                                                Pro Forma                Pro
                                                                           Historical          Adjustments              Forma
                                                                         -----------------    -----------------     -------------
                                                                                              (in millions)
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                 $ 14.3              $  (9.8)              $   4.5
    Accounts receivable, net                                                   132.3                                      132.3
    Inventories                                                                109.6                                      109.6
    Deferred income taxes                                                       17.4                                       17.4
    Salespersons overdrafts, net                                                24.2                                       24.2
    Prepaid expenses and other current assets                                    9.8                                        9.8
                                                                              ------              -------               -------
      Total current assets                                                     307.6                 (9.8)                297.8
Property, plant and equipment, net                                              80.8                                       80.8
Goodwill and other intangible assets, net                                       18.6                                       18.6
Other assets                                                                    18.9                 42.2  (b)             61.1
                                                                              ------              -------               -------
      Total assets                                                            $425.9              $  32.4               $ 458.3
                                                                              ======              =======               =======

                             LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                                          $ 24.5               $   --               $  24.5
    Accrued liabilities                                                         67.5                                       67.5
    Customer deposits                                                          155.8                                      155.8
    Income taxes payable                                                        22.7                                       22.7
    Other accrued liabilities                                                   27.0                                       27.0
    Short-term debt, including current maturities of long-term debt             75.0                (75.0) (c)               --
                                                                              ------              -------               -------
      Total current liabilities                                                372.5                (75.0)                297.5

Long-term debt net of current maturities                                          --                700.2  (d)            700.2
Other noncurrent liabilities                                                    12.6                 (3.6) (e)              9.0
                                                                              ------              -------               -------
      Total liabilities                                                        385.1                621.6               1,006.7

Redeemable preferred stock                                                        --                 46.0  (f)             46.0

Shareholders' equity (deficit):
    Common shares                                                               11.1                (10.9) (g)              0.2
    Retained earnings (deficit)                                                 35.4               (624.3) (g)           (588.9)
    Accumulated other comprehensive loss                                        (5.7)                                      (5.7)
                                                                              ------              -------               -------
                                                                                40.8               (635.2)               (594.4)
                                                                              ------              -------               -------
      Total liabilities and shareholders' equity (deficit)                    $425.9              $  32.4               $ 458.3
                                                                              ======              =======               =======


      See Accompanying Notes to Unaudited Pro Forma Condensed Consolidated
                                 Balance Sheet.

                         JOSTENS, INC. AND SUBSIDIARIES
        NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                  (in millions)

(a) Reflects the following sources and uses of funds related to the financing of the merger:

        Total sources:
          Borrowings under the new senior secured credit facility (1)                                 $ 495.0
          Cash on hand                                                                                    9.8
          Proceeds of the units (2)                                                                     215.9
          Proceeds from issuance of redeemable preferred stock (3)                                       60.0
          Proceeds from issuance of 8,265,075 shares of common stock at $25.25 per share (4)            208.7
                                                                                                      -------
                                                                                                      $ 989.4
                                                                                                      =======

        Total uses:
          Payment for 32,610,835 existing shares of Jostens common stock at $25.25 per share (4)      $ 823.4
          Refinancing of existing short-term debt                                                        75.0
          Repayment of existing industrial revenue bonds                                                  3.6
          Payment for 2,948,531 outstanding options at a weighted average exercise price of
             $21.96 per share                                                                             9.7
          Estimated transaction fees and expenses                                                        77.7
                                                                                                      -------
                                                                                                      $ 989.4
                                                                                                      =======

(b)      Reflects the following:

          Estimated debt issuance costs related to the transaction (5)                                $  34.7
          Management fees prepaid to Investcorp International Inc. as part of the transaction             7.5
                                                                                                      -------
                                                                                                      $  42.2
                                                                                                      =======

(c)      Reflects the refinancing of the existing short-term debt.

(d)      Reflects the following:

          Borrowings under the new senior secured credit facility (1)                                 $ 495.0
          Issuance of the senior subordinated notes (2)                                                 205.2
                                                                                                      -------
                                                                                                      $ 700.2
                                                                                                      =======

(e)      Reflects the repayment of the existing industrial revenue bonds.

(f)      Reflects the issuance of redeemable preferred stock (3)

(g)      Reflects the following:

          Issuance of 8,265,075 common shares at $25.25 per share (4)                                 $ 208.7
          Issuance of warrants (2) (3)                                                                   24.7
          Payment for 32,610,835 existing common shares - par value (4)                                 (10.9)
          Payment for 32,610,835 existing common shares - additional paid-in capital (4)               (812.5)
          Payment for 2,948,531 outstanding options at a weighted average exercise price of
             $21.96 per share                                                                            (9.7)
          Loans to shareholders (6)                                                                      (1.8)
          Estimated transaction fees and expenses                                                       (38.0)
          Tax benefit to certain transaction costs                                                        4.3
                                                                                                      -------
                                                                                                      $(635.2)
                                                                                                      =======

                         JOSTENS, INC. AND SUBSIDIARIES
  NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET (CONTINUED)
                                  (in millions)

(1) We also expect to have additional available borrowing under a $150.0 million revolving credit facility, none of which will be drawn at the time of closing.

(2) Proceeds to Jostens from the issuance of the units will total $215.9 million. Of this amount, $205.2 million will be ascribed to the senior subordinated notes and $10.7 million will be ascribed to the warrants.

(3) Proceeds to Jostens from the issuance of the redeemable preferred stock and detachable warrants will total $60.0 million. Based on a discounted cash flow analysis, of the $60.0 million in total proceeds, $46.0 million will be ascribed to the redeemable preferred stock and $14.0 million will be ascribed to the warrants.

(4) At April 1, 2000 we had 33,338,959 common shares outstanding and immediately following the merger there will be 8,993,199 shares outstanding. The number of shares outstanding after the merger will be comprised of 8,265,075 shares issued to affiliates of Investcorp and its co-investors, 188,532 share to be retained by five members of Jostens senior management and 539,592 shares to be retained by other public shareholders.

(5) Includes the approximately $12.7 million advisory fee which will be paid to Investcorp International Inc. in connection with obtaining the financing for the merger.

(6) At the effective time of the merger, we expect to extend loans totaling approximately $1.8 million to the five members of Jostens senior management as part of our stock loan program. The five members of Jostens senior management are expected to use these proceeds to repay existing loans to a third party lender at the effective time.


         (c)     Exhibits

                  4.1 Indenture, dated as of May 10, 2000, including therein the form of Note, between Jostens, Inc. and The Bank of New York, as Trustee, providing for 12 3/4% Senior Subordinated Notes due 2010.

                  4.2 Registration Rights Agreement, dated as of May 10, 2000, between Jostens, Inc. and American Yearbook Company, Inc. as Issuers, and Deutsche Bank Securities Inc., UBS Warburg LLC and Goldman, Sachs & Co. as Initial Purchasers.

                  4.3 Certificate of Designation, effective May 10, 2000, of the Powers, Preferences and Rights of the 14% Senior Redeemable Payment-In-Kind Preferred Stock, and Qualifications, Limitations and Restrictions Thereof.

                  4.4 Warrant Agreement, dated May 10, 2000, including therein the form of Warrant, between Jostens, Inc. and The Bank of New York, as Warrant Agent.

                  4.5 Warrant Registration Rights Agreement, dated May 10, 2000, between Jostens, Inc. and Deutsche Bank Securities Inc., UBS Warburg LLC and Goldman, Sachs & Co.

                  4.6 Purchase Agreement, dated May 10, 2000, for 14% Senior Redeemable Payment In Kind Preferred Stock with Warrants to Purchase Shares of Class E Common Stock, between Jostens, Inc. and DB Capital Investors, L.P.

                  4.7 Warrant Agreement, dated May 10, 2000, including therein the form of Warrant, between Jostens, Inc. and The Bank of New York, as Warrant Agent.

                  4.8 Preferred Stock Registration Rights Agreement, dated May 10, 2000, between Jostens, Inc. and DB Capital Investors, L.P.

                  4.9 Shareholder Agreement, dated May 10, 2000, between Jostens, Inc., and DB Capital Investors, L.P. and Certain Other Holders of Stock of Jostens, Inc.

                  4.10 Shareholder Agreement, dated May 10, 2000, between Jostens, Inc., and First Union Leveraged Capital, LLC and Certain Other Holders of Stock of Jostens, Inc.

                  4.11 Common Equity Registration Rights Agreement, dated May 10, 2000, between Jostens, Inc., and Certain Holders as Defined Therein.

                  4.12 Purchase Agreement dated May 5, 2000, for 225,000 Units Consisting of $225,000,000 12 3/4% Senior Subordinated Notes due 2010 and Warrants to Purchase 425,060 Shares of Class E Common Stock, between Jostens, Inc. and American Yearbook Company, and Deutsche Bank Securities Inc., UBS Warburg LLC and Goldman, Sachs & Co.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                        JOSTENS, INC.
                                        Registrant


Date: May 25, 2000                      By /s/ William N. Priesmeyer
                                           -----------------------------------
                                           William N. Priesmeyer
                                           Senior Vice President and Chief
                                           Financial Officer
                                           (Chief Accounting Officer)